Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 27, 2009, August 28, 2009 as to Notes 1, 2, 5, 7, 17 and 18, November 30, 2009 as to Note 18, relating to the consolidated financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s retrospective adjustment of the financial statements for discontinued operations) appearing in a Current Report on Form 8-K of Marsh & McLennan Companies, Inc. dated November 30, 2009, and our report dated February 27, 2009, relating to the effectiveness of Marsh & McLennan Companies Inc. internal control over financial reporting, appearing in the Company’s 2008 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York November 30, 2009

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